UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2012

KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200 Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (310) 481-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)	Grant of awards under 2006 Incentive Award Plan

On February 22, 2012, the Executive Compensation Committee of Kilroy Realty Corporation (the “Company”) granted non-qualified stock options to purchase an aggregate 1,550,000 shares of the Company's common stock at an exercise price per share equal to $42.61, the closing price of the Company's common stock on the grant date. The options will vest with respect to 20% of the underlying shares of common stock on each of the first, second, third, fourth and fifth anniversaries of the grant date, subject to continued employment through the applicable vesting date. The options were granted pursuant to the Company's 2006 Incentive Award Plan and applicable Stock Option Grant Notice and Stock Option Agreement. The form of Stock Option Grant Notice and Stock Option Agreement is attached as Exhibit 99.1 to this report.

Among those receiving stock option grants, John B. Kilroy, Jr., the Company's President and Chief Executive Officer, received an option to purchase 750,000 shares of the Company's common stock, Jeffrey C. Hawken, the Company's Chief Operating Officer, received an option to purchase 250,000 shares of the Company's common stock, Tyler H. Rose, the Company's Chief Financial Officer, received an option to purchase 125,000 shares of the Company's common stock, Eli Khouri, the Company's Chief Investment Officer, received an option to purchase 125,000 shares of the Company's common stock and 23 other officers of the Company received options to purchase an aggregate 300,000 shares of the Company's common stock.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Kilroy Realty Corporation Form of Stock Option Grant Notice and Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By: /s/ Heidi R. Roth
______________________________
Heidi R. Roth
Senior Vice President, Chief Accounting Officer and Controller

Date: February 24, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Kilroy Realty Corporation Form of Stock Option Grant Notice and Stock Option Agreement.